Exhibit (1)(b)
Procter & Gamble International Funding SCA
Debt Securities
fully and unconditionally guaranteed by
The Procter & Gamble Company
Underwriting Agreement
[DATE]
To the Underwriters named in the
respective Pricing Agreement(s)
hereinafter described
Dear Sirs/Mesdames:
     From time to time Procter & Gamble International Funding SCA, a Luxembourg société en commandite par actions having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the Luxembourg trade & companies register under number B 114 825 (the “Company”) and The Procter & Gamble Company (the “Guarantor”) propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain debt securities of the Company, all of which will be entitled to the benefit of the Guarantee referred to below (such debt securities, the “Notes” and, together with the Guarantee referred to below, the “Securities”), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”), less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, any Designated Securities to be covered by Delayed Delivery Contracts being herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities”). The Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis by the Guarantor (such guarantee, the “Guarantee”).
     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.
     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company or the Guarantor to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Notes, the obligation of the Guarantor to guarantee such Notes and the obligation of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and whether any of such Designated Securities shall be covered by Delayed Delivery Contracts (as defined in Section 3 hereof) and the commission payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. The Pricing Agreement also may specify such additional terms and conditions as the parties thereto may agree. The Pricing Agreement shall include a Schedule III specifying (a) materials other than the Pricing Prospectus (as defined below) that comprise the Pricing Disclosure Package (as defined below) and (b) Issuer Free Writing Prospectuses (as defined below) not included in the Pricing Disclosure Package. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     2. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the Underwriters that:
(a) An “automatic registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333- ) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the Pricing Agreement in the form heretofore delivered or to be delivered to the Underwriters; such registration statement and any post-effective amendment thereto became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the

Designated Securities, which has heretofore been or is required to be filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all documents incorporated by reference therein and exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Designated Securities that is or shall be filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each such part as amended at the time such registration statement became effective (or at the time deemed to be a new effective date of such registration statement pursuant to Rule 430B under the Act), being hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by any Preliminary Prospectus immediately prior to the Applicable Time (as defined in Section 2(b) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Designated Securities in the form in which it shall be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(b) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement, or the issue date of such Basic Prospectus, Pricing Prospectus, Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement with respect to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of this Agreement, or the issue date of the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, and prior to the completion of the offering, under the Exchange Act, and deemed to be incorporated by reference therein; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities is hereinafter called an “Issuer Free Writing Prospectus” );
(b) For the purposes of this Agreement and the Pricing Agreement, the “Applicable Time” shall be such time as specified in the Pricing Agreement; as of the Applicable Time, neither (x) the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule III(a) to the Pricing Agreement (including any final term sheet), taken together (collectively, the “Pricing Disclosure Package”), nor (y) any Issuer Free Writing Prospectus listed on Schedule III(b) to the Pricing Agreement when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use therein; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) to the Pricing Agreement as of its issue date and at all subsequent times through the completion of the offer and sale of the Designated Securities to which such Issuer Free Writing Prospectus relates, did not, does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus;
(c) The documents incorporated by reference in the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented related to such Securities;
(d) No order preventing or suspending the use of the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; the Registration Statement, on the effective date (as such effective date is defined in Rule 158(c) under the Act) conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the respective rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at the time the Prospectus is filed with the Commission and at the Time of Delivery (as defined in Section 4 hereof), the Prospectus will conform in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the

Guarantor by an Underwriter of the Designated Securities through the Representatives expressly for use in the Registration Statement or the Prospectus, as the case may be;
(e) Neither the Guarantor nor any of its subsidiaries, including the Company, has sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the Guarantor and its subsidiaries, including the Company, considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Guarantor or in the consolidated capitalization of the Guarantor and its consolidated subsidiaries, including the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its consolidated subsidiaries, including the Company, considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;
(f) The Notes have been duly authorized by the Company, and, when Designated Securities are issued and delivered at the Time of Delivery (as defined in Section 4 hereof) pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts with respect to such Contract Securities, the Notes relating to such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement;
(g) The Guarantee has been duly authorized by the Guarantor, and, when the Designated Securities have been duly executed, authenticated, issued and delivered at the Time of Delivery pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts with respect to such Contract Securities, the Guarantee relating to such Designated Securities will have been duly executed, issued and delivered and will constitute a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture;
(h) The Indenture has been duly authorized by the Company and the Guarantor and at the Time of Delivery will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes, the Guarantee and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and Prospectus, as amended or supplemented;
(i) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;
(j) In the event any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and the Guarantor and, when executed and delivered by the Company, the Guarantor and the purchaser named therein, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and any Delayed Delivery Contracts will conform to the description thereof in the Pricing Disclosure Package and Prospectus, as amended or supplemented;
(k) The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries (as defined below) is a party or by which the Company or the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is bound or to which any of the property or assets of the Company or the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, of the Company or the Amended Articles of Incorporation, Regulations or By Laws of the Guarantor or any applicable statute or any applicable order, rule or regulation known to the Company or Guarantor of any court or governmental agency or body having jurisdiction over the Company or the

Guarantor or any of the Guarantor’s domestic Significant Subsidiaries or any of its or their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantor of the other transactions contemplated by this Agreement or any Pricing Agreement or the Indenture or any Delayed Delivery Contract, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; (the term “Significant Subsidiary” as used herein has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act);
(l) There are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is a party or of which any property of the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is subject other than (i) as set forth in the Pricing Prospectus and the Prospectus and (ii) legal or governmental proceedings which would not in the aggregate reasonably be expected to have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries considered as a whole; and no such proceedings are known by the Company or the Guarantor to be threatened or contemplated by governmental authorities or threatened by others;
(m) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was or will be by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company, the Guarantor or any person acting on either the Company or the Guarantor’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) makes any offer relating to the Designated Securities in reliance on the exemption of Rule 163 under the Act, each of the Company and the Guarantor was or is a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at (i) the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) with respect to the Designated Securities and (ii) the time of execution of this Agreement, each of the Company and the Guarantor was not and is not an “ineligible issuer” as defined in Rule 405 under the Act; and
(n) The Company is a “finance subsidiary” as defined in Rule 3-10 of Regulation S-X under the Act.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Underwriters’ Securities, the several Underwriters propose to offer the Underwriters’ Securities for sale upon the terms and conditions set forth in the Pricing Prospectus as amended or supplemented.
          The Company and the Guarantor may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company and the Guarantor pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex II attached hereto but with such changes therein as the Representatives, the Company and the Guarantor may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representatives for the accounts of the Underwriters, at the Time of Delivery, such commission, if any, as may be set forth in such Pricing Agreement. Delayed Delivery Contracts, if any, are to be with investors of the types described in the Prospectus and subject to other conditions therein set forth. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.
          The total principal amount of Underwriters’ Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the total principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount of the Contract Securities. The Company will deliver to the Representatives not later than 3:30 p.m., New York City time, on the third business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representatives, the Company and the Guarantor may agree upon in writing) a written notice setting forth the principal amount of Contract Securities.
     4. Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Guarantor, shall be delivered by or on behalf of the Company and the Guarantor to the Representatives for the account of such Underwriter against payment by such Underwriter or on their behalf of the purchase price therefor in the funds and in the manner specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives, the Company and the Guarantor may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.
          Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will deliver to the Representatives for the accounts of the Underwriters a check payable to the order of the party designated in the Pricing Agreement relating to such Securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in Section 3 hereof and in the Pricing Agreement relating to such Securities.

     5. The Company and the Guarantor, jointly and severally, agree with each of the Underwriters of any Designated Securities:
(a) To make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities to which the Representatives for such Securities, promptly after reasonable notice thereof, shall have reasonably disapproved; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; that the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any amendment or supplement to any Issuer Free Writing Prospectus or the Prospectus has been filed or mailed for filing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any preliminary prospectus or other prospectus relating to the Securities or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal;
(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus to which the Representatives for such Securities, promptly after reasonable notice thereof, shall have reasonably disapproved;
(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;
(d) To furnish the Underwriters with written or electronic copies of the Pricing Prospectus and the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective rules thereunder, to notify the Representatives of such event and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written or electronic copies as the Representatives may from time to time reasonably request of an amended Pricing Disclosure Package or Prospectus or a supplement to the Pricing Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance;
(e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as such effective date is defined in Rule 158(c) under the Act), an earning statement of the Guarantor and its subsidiaries, including the Company, (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Guarantor Rule 158);
(f) During the period beginning on the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company and the Guarantor by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

(g) To pay the required Commission filing fees relating to such Designated Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
6.	(a) Except as provided in Section 6(b) below with respect to the Final Term Sheet (as defined below), (i) the Company and the Guarantor represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed by the Company or the Guarantor with the Commission under Rule 433 under the Act, and (ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Guarantor and the Representatives, they have not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus required to be filed by the Company or the Guarantor with the Commission under Rule 433 under the Act, other than one or more term sheets relating to the Designated Securities containing customary information (which, in their final form, will not be inconsistent with the Final Term Sheet) and conveyed to purchasers of such Designated Securities; and
(b) The Company, the Guarantor and each of the Underwriters each has complied and will comply with the requirements of Rule 433 under the Act to the extent applicable to any Issuer Free Writing Prospectus. The Company and the Guarantor have complied and will comply with the requirements of Rule 433 with regard to timely filing with the Commission or retention where required and legending of any Issuer Free Writing Prospectus. If the Representatives prepare and timely provide to the Company and the Guarantor a writing containing solely a description of the terms of the Designated Securities and of the offering, (i) the Company and the Guarantor will review and (subject to such changes deemed appropriate by the Company, the Guarantor and the Representatives) approve, if requested by the Representatives in connection with the offer and sale of the Designated Securities, such writing (as so approved, the “Final Term Sheet”) and (ii) the Guarantor will file such Final Term Sheet pursuant to Rule 433(d) under the Act.
     7. The Company and the Guarantor covenant and agree, jointly and severally, with the several Underwriters that the Company and/or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and

any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of their obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses and expenses of any “free writing prospectus” (as defined in Rule 405 under the Act), other than an Issuer Free Writing Prospectus, that is used or referred to by the Underwriters connected with any offers they may make.
          To the extent permitted by applicable law, the Company and the Guarantor will indemnify and hold harmless the Underwriters from any documentary, stamp, stamp duty reserve or similar issue tax or duty and any related interest or penalties on, and value added tax (if any) payable in respect of the execution of this Agreement or the issue, sale and delivery of the Securities to the subscribers which are or may be payable in any jurisdiction.
     8. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Guarantor in or incorporated by reference in such Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
(b) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the validity of the Indenture, the Designated Securities, the Delayed Delivery Contracts, if any, the Registration Statement, the Pricing Disclosure Package, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely as to (x) all matters governed by Ohio law upon the opinion referred to in subsection (c) of this Section, and (y) all matters governed by the law of the Grand Duchy of Luxembourg upon the opinion referred to in subsection (d) of this Section;
(c) [NAME], Counsel for the Guarantor, shall have furnished to the Underwriters his or her written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:
(i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus as amended or supplemented;
(ii) The Guarantor has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;
(iii) Each domestic Significant Subsidiary of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued             shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its domestic Significant Subsidiaries);
(iv) The Guarantor and each of its domestic Significant Subsidiaries are duly authorized and are in good standing to do business in each jurisdiction in the United States, other than their respective jurisdictions of incorporation, in which they own or lease properties, or conduct any business, so as to require such qualification (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its domestic Significant Subsidiaries);

(v) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is a party or of which any property of the Company or the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is the subject, other than as set forth in the Pricing Disclosure Package and the Prospectus and other than legal or governmental proceedings which would not in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries considered as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(vi) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Guarantor;
(vii) In the event any of the Designated Securities are to be purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized, executed and delivered by the Guarantor and, assuming such Contract has been duly executed and delivered by the purchaser named therein, constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and any Delayed Delivery Contracts conform to the description thereof in the Pricing Disclosure Package and the Prospectus as amended or supplemented;
(viii) Assuming receipt by the Company of payment of the issue price of the Notes, the Notes relating to the Underwriters’ Securities, when issued and delivered at the Time of Delivery pursuant to this Agreement and the Pricing Agreement with respect to such Notes, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture; the Notes relating to the Contract Securities, if any, when executed, authenticated, issued and delivered pursuant to the Indenture and Delayed Delivery Contracts, if any, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Notes, the Guarantee and the Indenture conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus as amended or supplemented;
(ix) The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture;
(x) The Indenture has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;
(xi) The issue and sale of the Designated Securities and the compliance by the Guarantor with all of the provisions of the Designated Securities applying to it, the Indenture, each of the Delayed Delivery Contracts, if any, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is a party or by which the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended Articles of Incorporation, Regulations or By Laws of the Guarantor or any applicable statute or any applicable order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or any of the Guarantor’s domestic Significant Subsidiaries or any of its or their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the State of New York, the State of Ohio or the United States of America is required for the issue and sale of the Designated Securities or the consummation by the Company or the Guarantor of the other transactions contemplated by this Agreement or such Pricing Agreement or the Indenture or any of such Delayed Delivery Contracts, except such as have been obtained under the Act and the Trust Indenture

Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;
(xii) The documents incorporated by reference in the Pricing Prospectus or the Prospectus, as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and
(xiii) The Registration Statement as of the effective date (as such term is defined in Rule 158(c) under the Act) and the Prospectus as of its issue date, as amended or supplemented, (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe (x) that the Registration Statement, at the time it was deemed effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (z) that, as of its date and as of the Time of Delivery, the Prospectus or any such further amendment or supplement thereto made by the Company and the Guarantor prior to the Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; and the statements in the Pricing Disclosure Package and the Prospectus as amended or supplemented describing the Designated Securities are accurate and fairly present the information required or purported to be shown.
     In rendering such opinion or opinions, such counsel may rely as to (x) all matters governed by New York law upon the opinions referred to in subsection (b) of this Section, and (y) all matters governed by the law of the Grand Duchy of Luxembourg upon the opinion referred to in subsection (d) of this Section;
(d) Arendt & Medernach, special Luxembourg counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:
(i) The Company is a company incorporated for an unlimited duration and existing under the laws of the Grand Duchy of Luxembourg. It results out of the Certificate that the Company has not been declared bankrupt and that the Company has not filed for protection from its creditors;
(ii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, and the Indenture and the issuance of the Notes;
(iii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;
(iv) The Notes have been duly authorized by the Company; the Notes relating to the Underwriters’ Securities have been duly executed, authenticated, issued and delivered and, assuming receipt by the Company of payment of the issue price of such Notes, such Notes, when issued as provided in this Agreement and the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and the Notes relating to the Contract Securities, if any, when executed, authenticated, issued and delivered pursuant to the Indenture and Delayed Delivery Contracts, if any, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;
(v) In the event any of the Notes are to be purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized, executed and delivered by the Company and, assuming such Contract has been duly executed and delivered by the purchaser named therein, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;
(vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes legal, valid and binding obligations on the Company enforceable against the Company in accordance with its terms;
(vii) Neither the execution of this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, or the Indenture by the Company and the performance of its obligations under this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, and the Indenture nor the issuance and delivery of the Notes in accordance with this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, and the Indenture violate or conflict with any Luxembourg law, rule or regulation applicable to the Company or any provision of its articles of incorporation;
(viii) No consent, approval, authorization, order, filing or registration is required by the Company from any governmental authority in Luxembourg under the laws of Luxembourg in connection with the execution and performance by the Company of this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, and the Indenture and of the Notes;
(ix) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, or the Indenture or of the Notes that this Agreement, the Pricing Agreement with respect to the Designated Securities, each of the Delayed Delivery Contracts, if any, the Indenture or the Notes or any other document in respect thereof be notarized or subject to any other formality or be filed, recorded, registered or enrolled with any court of official authority in Luxembourg or that any other action be taken in relation to the same or any of them;
(x) The choice of the laws of the State of New York to govern this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, the Indenture and the Notes will be recognized and enforced by the courts of Luxembourg in accordance with and subject to the provisions of the Rome Convention dated 19 June 1980 on the law applicable to contractual obligations;
(xi) The submission by the Company to the jurisdiction of the courts of the State of New York with regard to this Agreement, each Pricing

Agreement, each of the Delayed Delivery Contracts, if any, and the Indenture is valid and binding under the laws of Luxembourg;
(xii) A valid judgment upon this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, the Indenture or the Notes obtained from a court of competent jurisdiction in the State of New York which judgment remains in full force and effect after all appeals that may be taken in such jurisdiction with respect thereto have been taken may be entered and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in Article 678 et seq. and of the Luxembourg Nouveau Code de Procédure Civile being:
(a) the foreign court must properly have had jurisdiction to hear and determine the matter, both according to its own laws and to the Luxembourg conflict of jurisdiction rules;
(b) the decision of the foreign court must be final and enforceable in the country in which it was rendered;
(c) the foreign court must have applied the proper law to the matter submitted to it and the foreign procedure must have been regular in light of the laws of the country of origin;
(d) the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant; and
(e) the decision of the foreign court must not be contrary to Luxembourg international public policy or have been given in proceedings of a penal nature or rendered subsequent to an evasion of law (fraude à la loi);
(xiii) The Company is not entitled to claim immunity from jurisdiction or immunity from execution with respect to any action or proceeding brought in connection with its obligations under this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, the Indenture or the Notes in the courts of Luxembourg;
(xiv) The Underwriters will not be deemed resident, domiciled or doing business in Luxembourg, or be subject to Luxembourg taxes or duties solely by reason of their execution of this Agreement or the Pricing Agreement with respect to the Designated Securities and the performance of their obligations thereunder;

(xv) Under current Luxembourg law, the Company and its paying agent are not required to make any deductions or withholdings for or on account of any taxes or other governmental charges of any nature imposed by Luxembourg (or any taxing authority thereof or therein) from any payment of principal or interest due under the Notes or from any amount payable under this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, or the Indenture, except that the Company or its paying agent may be required to levy a withholding tax on interest payments made to a beneficiary who is either:
(a) an individual resident in (i) an European Member State (“EMS”) other than Luxembourg or (ii) any of Aruba, British Virgin Islands, Isle of Man, Guernsey, Jersey, Montserrat as well as the former Netherlands Antilles, i.e. Bonaire, Curacao, Saba, St. Eustatius and St. Maarten (the “Dependent Territories”) if such individual has not opted for an exchange of information as provided by article 13 of Council Directive 2003/48/EC on taxation of savings income;
(b) a Residual Entity within the meaning of article 4.2 of Council Directive 2003/48/EC on taxation of savings income established in (i) an EMS other than Luxembourg or (ii) any of the Dependent Territories if such Residual Entity has not opted for an exchange of information as provided by article 13 of Council Directive 2003/48/EC on taxation of savings income;
(c) an individual resident in Luxembourg; and
(xvi) No stamp, registration or similar taxes are payable under the current tax laws of Luxembourg by reason of the execution, delivery, performance or enforcement proceedings in respect of this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, and the Indenture and of the Notes, except in the case of court proceedings in a Luxembourg court or the presentation of these documents in Luxembourg, either directly or by way of reference to these documents to an authorité constituée or voluntary registration of these documents;
(e) On the date of the Pricing Agreement and at the Time of Delivery for such Designated Securities, Deloitte & Touche LLP, which has rendered its opinion on the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a comfort letter, in form and substance satisfactory to the Representatives;
(f) (i) Neither the Guarantor nor any of its subsidiaries, including the Company, shall have sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or in the consolidated capitalization of the Guarantor and its consolidated subsidiaries, including the Company, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries, including the Company, considered as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus or the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus;
(g) Subsequent to the date of the Pricing Agreement relating to the Designated Securities no downgrading shall have occurred in the rating accorded the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) of the Exchange Act and no public announcement shall have been made by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Guarantor’s debt securities;
(h) Subsequent to the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange or the over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters’ Securities on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus as amended or supplemented; and

(i) The Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities certificates of officers of the Company and the Guarantor satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as the Representatives may reasonably request.
9.	(a) The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by each Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Underwriters of Designated Securities through the Representatives expressly for use therein.
(b) Each of the Underwriters severally and not jointly will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.
(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel of any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or such Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
(e) The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the

Guarantor and to each person, if any, who controls the Company and the Guarantor within the meaning of the Act.
10.	(a) If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters’ Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Underwriters’ Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Underwriters’ Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Guarantor that they have so arranged for the purchase of such Underwriters’ Securities, or the Company and the Guarantor notify the Representatives that they have so arranged for the purchase of such Underwriters’ Securities, the Representatives or the Company and the Guarantor shall have the right to postpone the Time of Delivery for such Underwriters’ Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement and the Pricing Agreement with respect to such Securities shall include any person substituted under this Section with like effect as if such person had originally been a party to such Pricing Agreement with respect to such Designated Securities.
(b) If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Underwriters’ Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Underwriters’ Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Underwriters’ Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Underwriters’ Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of Underwriters’ Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Underwriters’ Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Guarantor or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.
     12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason Underwriters’ Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company and the Guarantor shall then be under no further liability to any Underwriters with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.
     13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Underwriters as set forth in the Pricing Agreement; and if to the Company and the Guarantor shall be sufficient in all respects if delivered, or sent by registered mail to the address of the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to any Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address which, if not set forth in the Pricing Agreement, will be supplied to the Company by the Representatives upon request.
     14. Each of the Company, the Guarantor and the Underwriters acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, and (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting (and shall at all times continue to act) solely as a principal and not the agent of the Company or the Guarantor.
     15. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company, the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     16. Time shall be of the essence of each Pricing Agreement.
     17. This Agreement, each Pricing Agreement and each of the Delayed Delivery Contracts, if any, shall be governed by and construed in accordance with the laws of the State of New York.
18.	(a) Each of the Company and the Guarantor agrees that any suit, action or proceeding brought by the Company or the Guarantor against any Underwriter in connection with or arising out of this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, or the Securities or the offer and sale of the Securities shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE COMPANY, THE GUARANTOR AND THE UNDERWRITERS WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, EACH PRICING AGREEMENT, EACH DELAYED DELIVERY CONTRACT, IF ANY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(b) The Company hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement.

(c) The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 18(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, or the Securities or the offer and sale of the Securities. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 18 satisfactory to the Underwriters. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Securities or the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, each Pricing Agreement and each of the Delayed Delivery Contracts, if any, brought in the courts listed in Section 18(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(d) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, or the Securities or the offer and sale of the Securities, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each Pricing Agreement, each of the Delayed Delivery Contracts, if any, the Indenture or the Securities, the Company hereby irrevocably and unconditionally waives, and agrees for the benefit of the Underwriters and any holder from time to time of the Securities not to plead or claim, any such immunity, and consent to such relief and enforcement.
(e) Each of the Company and the Guarantor agrees to indemnify and hold harmless the Underwriters and each holder from time to time of Securities against any loss incurred by the Underwriters or such holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriters or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Underwriters or such holder. The foregoing indemnity shall constitute separate and independent obligations of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
(f) The provisions of this Section 18 shall survive any termination of this Agreement, each Pricing Agreement and each of the Delayed Delivery Contracts, if any, in whole or in part.
     19. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours, PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
By:	its general partner Procter & Gamble
International Sàrl

By:

THE PROCTER & GAMBLE COMPANY
By:

Accepted as of the date hereof:

By:

By:
Name:
Title:

ANNEX I:
Pricing
Agreement
[DATE]
[Names of Representatives]
As representatives of the several Underwriters
named in Schedule I hereto,
[c/o Representatives]
[Address(es) of Representatives]
Dear Sirs/Mesdames:
Procter & Gamble International Funding SCA, a Luxembourg société en commandite par actions having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the Luxembourg trade & companies register under number B 114 825 (the “Company”) and The Procter & Gamble Company (the “Guarantor”) propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [DATE] (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).
Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement which makes reference to the Pricing Prospectus and the Prospectus shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus and the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus and the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement, each representation and warranty in Section 2 of the Underwriting Agreement which makes reference to the Pricing Disclosure Package shall be deemed to be a representation and warranty as of the Applicable Time (as set forth in Schedule II hereto) in relation to the Pricing Disclosure Package (as therein defined). Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The address of the Underwriters referred to in Section 13 of the Underwriting Agreement is set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement mailed for filing, with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company and the Guarantor agree to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company and the Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.
Each Underwriter severally and not jointly agrees that it will not offer, sell or deliver any of the Designated Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof. Each Underwriter severally and not jointly acknowledges that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.
Each Underwriter severally and not jointly represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.
Each Underwriter severally and not jointly represents and agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Designated Securities to the public in that Relevant Member State other than:
(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or
(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Designated Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Underwriters, the Company and the Guarantor.

Very truly yours, PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
By:	its general partner Procter & Gamble
International Sàrl

By:

THE PROCTER & GAMBLE COMPANY
By:

Accepted as of the date hereof:

By:

By:
Name:
Title:

SCHEDULE I

Principal Amount of Designated
Underwriters	Securities to be Purchased
$

Total	$

Schedule I

SCHEDULE II
Title of Designated Securities: [ %] [Floating Rate] [Zero Coupon] [Notes] [Debentures] due
Aggregate Principal Amount: $[ ]
Price to Public:
     _____% of the principal amount of the Designated Securities, plus accrued interest from _____ if settlement occurs after that date [and accrued amortization, if any, from _____ to _____]
Purchase Price by Underwriters:
     _____% of the principal amount of the Designated Securities, plus accrued interest from _____ if settlement occurs after that date [and accrued amortization, if any, from _____ to _____]
Method of and Specified Funds for Payment of Purchase Price:
     [By certified or official bank check or checks, payable to the order of the Company in [New York Clearing House] [same day] funds] [By wire transfer of immediately available funds payable to the order of the Company or its designee] [Other specified method]
Indenture:
     Indenture, dated as of September 3, 2009, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee, including the Officer’s Certificate to be dated ______, with respect to the terms of the Designated Securities
Guarantee:
     The Guarantor will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the Designated Securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration or acceleration, upon redemption, repurchase or otherwise, and all other obligations of the Company under the Indenture
Applicable Time:
     [Time and date], 20__.
Time of Delivery:
Schedule II

     [Time and date], 20__.
Closing Location:
Names and Addresses of Underwriters:
Designated Representatives:
Securities Exchange:
     [None] [Securities to be listed on the [New York] Stock Exchange]
Delayed Delivery:
     [None] [Underwriters’ commission shall be _____% of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of ____________________].
Maturity:
Interest Rate:
     [_____%] [Zero Coupon] [See Floating Rate Provisions]
Interest Payment Dates:
     [months and dates]
Redemption Provisions:
     [No provisions for redemption]
     [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of $_____ or an integral multiple thereof, _____] [on or after _____ , _____ at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before _____ , _____%, and if] redeemed during the 12-month period beginning _____ ,
YEAR                     REDEMPTION PRICE
and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]
Schedule II

     [on any interest payment date falling on or after_____ ,_____ , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]
     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]
[Restriction on refunding]
Sinking Fund Provisions:
     [None]
     [The Designated Securities are entitled to the benefit of a sinking fund to retire $_____ principal amount of Designated Securities on__________ in each of the years _____ through _____ at 100% of their principal amount plus accrued interest] [_____ , together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional $_____ principal amount of Designated Securities in the years _____ through _____ at 100% of their principal amount plus accrued interest.]
     [If Securities are Extendible Debt Securities, insert-
Extendible Provisions:
     Securities are repayable on __________,_____[insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be _____%, and thereafter annual interest rate will be adjusted on __________, _____ and __________ to a rate not less than _____% of the effective annual interest rate on U.S. Treasury obligations with ____-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].].
     [If Securities are Floating Rate Debt Securities, insert-
Floating Rate Provisions:
     Initial annual interest rate will be _____% through _____ [and thereafter will be adjusted [monthly] [on each _____, _____, _____ and _____] [to an annual rate of _____% above the average rate for ____-year [month] [securities] [certificates of deposit] by _____ and _____ [insert names of banks].] [and the annual interest rate [thereafter] [from _____ through _____] will be the interest yield equivalent of the weekly average per annum market discount rate for ____-month Treasury bills plus _____% of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for ____-month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate of ____-month Treasury bills); [from _____ and thereafter the rate will be the then current yield equivalent plus _____% of Interest Differential].]
Schedule II

Defeasance:
     [The provisions of Sections 403 and 1006 of the Indenture relating to defeasance shall apply to the Designated Securities.]
     [Other Terms]: [A description of particular tax, accounting or other unusual features of the Securities may be set forth, or referenced to an attached and accompanying description, if necessary, to the issuer’s understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.]
Schedule II

SCHEDULE III(a)
     [List of materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package]
Schedule III(a)

SCHEDULE III(b)
     [Issuer Free Writing Prospectuses, if any, not included in the Pricing Disclosure Package]
Schedule III(b)

ANNEX II:
Delayed Delivery Contract
__________, 20__
PROCTER & GAMBLE INTERNATIONAL FUNDING SCA
THE PROCTER & GAMBLE COMPANY,
c/o [Name and address of appropriate Representatives].
Attention:
Dear Sirs/Mesdames:
     The undersigned hereby agrees to purchase from Procter & Gamble International Funding SCA a Luxembourg société en commandite par actions having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the Luxembourg trade & companies register under number B 114 825 (hereinafter called “the Company”) and The Procter & Gamble Company (hereinafter called the “Guarantor”), and the Company and the Guarantor agree to sell to the Undersigned [$] principal amount of the Company’s [Title of Designated Securities], fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor (hereinafter called the “Designated Securities”), offered by the Company’s Prospectus dated __________, 20 , as amended or supplemented, receipt of a copy of which is hereby acknowledged, at a purchase price of [%] of the principal amount thereof [, plus accrued interest from the date from which interest accrues as set forth below,] [and accrued amortization, if any, from [__________] [the date from which interest accrues as set forth below]] and on the further terms and conditions set forth in this contract. The undersigned will purchase the Designated Securities from the Company and the Guarantor on ____________________ , 20 , (the “Delivery Date”) and interest on the Designated Securities so purchased will accrue from _______________, 20 . [The undersigned will purchase the Designated Securities from the Company and the Guarantor on the delivery date or dates and in the principal amount or amounts set forth below:

Delivery Date	Principal Amount	Date From Which Interest Accrues

     Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.]
     Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to [the Company or its order by certified or official bank check in [New York Clearing House] [same day] funds at the office of ____________________ , or by wire transfer of immediately available funds to a bank account specified by the Company] [or specify other means], on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the condition that the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.
     [The undersigned understands that underwriters (the “Underwriters”) are also purchasing Designated Securities from the Company and the Guarantor, but that the obligations of the undersigned hereunder are not contingent on such purchases. Promptly after completion of the sale to the Underwriters the Company and the Guarantor will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company and the Guarantor delivered to the Underwriters in connection therewith.]
     The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.
     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     It is understood that the acceptance by the Company and the Guarantor of any Delayed Delivery Contract (including this contract) is in each of the Company’s and Guarantor’s sole discretion, respectively, and that, without limiting the foregoing, acceptances of such contracts need not be on a first-come, first-served basis. If this contract is acceptable to the Company and the Guarantor, it is requested that the Company and the Guarantor sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract among the Company, the Guarantor and the undersigned when such counterpart is so mailed or delivered by the Company and the Guarantor.

Yours very truly, (Name of Purchaser)
By:
[NAME]

Accepted, ____________________, 20__.
PROCTER & GAMBLE INTERNATIONAL
FUNDING SCA
By: its general partner Procter & Gamble
International Sàrl
By:_________________________
[NAME]
THE PROCTER & GAMBLE COMPANY
By:_________________________
     [NAME]